Exhibit 10.16

PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of May 13, 2013 by and between VIOLIN MEMORY, INC., a Delaware corporation, as borrower, and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as lender.

The words “We”, “Us”, and “Our” refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to VIOLIN MEMORY, INC., not to any individual. The words “the Parties” refers to both TRIPLEPOINT CAPITAL LLC and VIOLIN MEMORY, INC. This Plain English Growth Capital Loan and Security Agreement may be referred to as the “Agreement”.

The Parties agree to the following mutual agreements and conditions listed below:

GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number Part 1:0803-GC-01 Part 2: 0803-GC-02

Commitment Amount

Part 1: $20,000,000 upon the Closing Date; an additional $20,000,000 upon completion of the part 1 Milestone, each subject to maximum Advances as set forth in Section 5.

Part 2: $10,000,000 available upon (a) depletion of Part 1 Commitment Amount and (b)(l) Upon Request and Additional Approval or (2) upon Your written request and completion of Part 2 Milestone.

Minimum Advance Amount No minimum advance amount.	Availability Period Part 1 & 2: 5/13/2013 – 5/12/2014* *Subject to extension per Section 1	Loan Term Part 1 & 2: See Table of Terms “Advance Options”, subject to adjustments as set forth in Section 9.

Interest Rate

Part 1 & 2: See Table of

Terms “Advance

Options”, subject to

adjustment as set forth in

Section 9.

(Prime Rate as published in the Wall Street Journal the day before any Advance is funded, however, in no event shall the Prime Rate be less than 3.25%)

Security Interest First priority security interest in all Collateral.	End Of Term Payment Part 1 & 2: See Table of Terms “Advance Options”.

Facility Fee

Part 1: $400,000 due on

Closing Date.

Part 2: $100,000 due on

the first date on which Part 2 becomes available

Unused Facility Fee

Part 1: Additional

$200,000 due on last day

of Availability Period in

the event the aggregate

Advances under the Part 1

Commitment Amount are

less than $12,500,000.

Right To Invest You grant Us the right to invest up to $500,000 in Your next round of equity financing or initial public offering per Section 19.

ADVANCE OPTIONS

Option A

Loan Term: 24 Months

Interest Rate: A fixed rate equal to

the Prime Rate plus 5.25%.

End of Term Payment, Part 1

Commitment Amount: 3% of each

Advance; in the event the aggregate

Advances under the Part 1

Commitment Amount exceed

$10,000,000, then 7% of each

Advance above $10,000,000 up to

$30,000,000; in the event the

aggregate Advances under the Part 1

Commitment Amount exceed

$30,000,000, then 11.5% of each

Advance above $30,000,000.

End of Term Payment, Part 2

Commitment Amount: 6% of each

Advance.

Option B

Loan Term: 30 Months

Interest Rate: A fixed rate equal to

the Prime Rate plus 6.25%.

End of Term Payment, Part 1

Commitment Amount: 2.5% of each

Advance; in the event the aggregate

Advances under the Part 1

Commitment Amount exceed

$10,000,000, then 7.5% of each

Advance above $10,000,000 up to

$30,000,000; in the event the

aggregate Advances under the Part 1

Commitment Amount exceed

$30,000,000, then 12.75% of each

Advance above $30,000,000.

End of Term Payment, Part 2

Commitment Amount: 5.5% of each

Advance.

Option C

Loan Term: 36 Months

Interest Rate: A fixed rate equal to

the Prime Rate plus 6.50%.

End of Term Payment, Part 1

Commitment Amount: 3.75% of each

Advance; in the event the aggregate

Advance under the Part 1

Commitment Amount exceed

$10,000,000, then 8% of each

Advance above $10,000,000 up to

$30,000,000; in the event the

aggregate Advances under the Part 1

Commitment Amount exceed

$30,000,000, then 16% of each

Advance above $30,000,000.

End of Term Payment, Part 2

Commitment Amount: 6.75% of each

Advance.

Option D

Loan Term: 42 Months

Interest Rate: A fixed rate equal to

the Prime Rate plus 6.75%.

End of Term Payment, Part 1

Commitment Amount: 7% of each

Advance; in the event the aggregate

Advances under the Part 1

Commitment Amount exceed

$10,000,000, then 9% of each Advance above $10,000,000 up to

$30,000,000; in the event the

aggregate Advances under the Part 1 Commitment Amount exceed

$30,000,000, then 17% of each

Advance above $30,000,000.

End of Term Payment, Part 2

Commitment Amount: 7% of each

Advance.

	Option E Loan Term: 36 Months (Months 1-3 interest only) Interest Rate: A fixed rate equal to the Prime Rate plus 6.25% End of Term Payment, Part 1 & Part 2: 8% of each Advance.	Option F Loan Term: 36 Months (Months 1-6 interest only) Interest Rate: A fixed rate equal to the Prime Rate plus 6.75%. End of Term Payment, Part 1 & Part 2: 8.5% of each Advance.

Option G Loan Term: 33 Months (Months 1-9 interest only) Interest Rate: A fixed rate equal to the prime Rate plus 6.75%. End of Term Payment, Part 1 & Part 2: 9% of each Advance.

Option H

Loan Term: 36 Months (Months 1-12

10% of principal payment, plus

interest; months 13-24 20% of

principal payment, plus interest,

months 25-35, 70% of principal

payment plus interest, with all

remaining amounts of principal and

interest due Month 36)

Interest Rate: A fixed rate equal to

the Prime Rate plus 8.25%.

End of Term Payment, Part 1 & Part 2:

8% of each Advance.

Option I

Loan Term: 3 Months (Months 1-3

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A fixed rate equal to

the Prime Rate plus 3.75%.

End of Term Payment: 0.5% of each

Advance.

Option J

Loan Term: 6 Months (Months 1-6

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A. fixed rate equal to

the Prime Rate plus 4.00%.

End of Term Payment, Part 1 & Part 2:

1.5% of each Advance.

Option K

Loan Term: 12 Months (Months 1-12

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A fixed rate equal to

the Prime Rate plus 4.75%.

End of Term Payment, Part 1 and

Part 2:

2% of each Advance.

Option L

Loan Term: 15 Months (Months 1-15

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A fixed rate equal to

the Prime Rate plus 5.25%.

End of Term Payment, Part 1 & Part 2:

2.5% of each Advance.

Option M

Loan Term: 18 Months (Months 1-18

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A fixed rate equal to

the Prime Rate plus 5.50%.

End of Term Payment, Part 1 & Part 2:

3% of each Advance.

Option N

Loan Term: 36 Months (Months 1-36

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A fixed rate equal to

the Prime Rate plus 9.25%.

End of Term Payment, Part 1 & Part 2:

9% of each Advance.

Option O

Loan Term: 42 Months (Months 1-42

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A fixed rate equal to

the Prime Rate plus 9.50%.

End of Term Payment, Part 1 & Part 2:

10% of each Advance.

Option P

Loan Term: 48 Months (Months 1-48

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A fixed rate equal to

the Prime Rate plus 9.75%.

End of Term Payment, Part 1 & Part 2:

11% of each Advance.

Option Q

Loan Term: 60 Months (Months 1-60

interest only, with remaining

principal due at the end of the Loan

Term).

Interest Rate: A fixed rate equal to

the Prime Rate plus 10.25%.

End of Term Payment, Part 1 & Part 2:

14% of Each Advance.

Option R Loan Term: 48 Months (Months 1-12 interest only) Interest Rate: A fixed rate equal to the Prime Rate plus 6.50%. End of Term Payment, Part 1 & Part 2: 8% of each Advance.

OUR CONTACT INFORMATION

Name TriplePoint Capital LLC	Address or Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

YOUR CONTACT INFORMATION

Customer Name Violin Memory, Inc.	Address For Notices 685 Clyde Avenue Mountain View, CA 94043	Contact Person Cory Sindelar, CFO Tel: 650-396-1698 email: csindelar@vmem.com

Capitalized terms defined in the Table of Terms shall have the meanings given to those terms in such table, and other capitalized terms not otherwise defined in the body of this Agreement are defined in Section 21. Any accounting term not specifically defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall, to the extent contemplated by this Agreement, include the accompanying notes and schedules.

1.	WHAT THE PARTIES AGREE TO FINANCE

Provided that the conditions in Sections 4 and 5 and elsewhere in this Agreement are met, We will lend to You the Parts of the Commitment Amount as reflected in the Table of Terms and You agree to use such proceeds to finance any of Your general corporate needs or acquisitions. We will lend to You advances (each an “Advance”) in minimum amounts as set forth in the Table of Terms up to a maximum of the Commitment Amount as provided in the Table of Terms. Our obligation to fund Advances under each Part of the Commitment Amount under the Agreement will end on the last day of the Availability Period noted in the Table of Terms for such Part.

Availability Extension. On or before the expiration of the initial Availability Period, but no earlier than six (6) months prior to the expiration of the initial Availability Period, You may request in writing an extension of the Availability Period for a period of up to twelve (12) months conditioned upon: (a) confirmation reasonably satisfactory to Us that You have completed the Availability Period Extension Milestone, (b) no Default or Event of Default has occurred and is continuing and (c) receipt of Availability Extension Fee; provided, that upon Your request, We may approve, in Our sole discretion, such extension in the absence of Your completion of the Availability Period Extension Milestone. In no event shall the aggregate Availability Period exceed twenty four (24) months, unless agreed to in writing by the Parties.

2.	YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES

The Plain English Promissory Note in the form of Exhibit A (the “Promissory Note”) is the document the Parties will enter into each time an Advance is to be funded. The Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, maturity date, advance date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Promissory Note. There may be multiple Promissory Notes associated with this Agreement.

3.	YOUR LOAN FACILITY COMMITMENT AMOUNT MAY BE DIVIDED INTO PARTS

The Commitment Amount and/or its corresponding parts (if any) will be noted in the Table of Terms (“Parts”). For purposes of this Agreement, references to the Commitment Amount shall mean the Part or Parts which are available and in effect. Certain terms or conditions associated with the availability of such Part are listed in the Table of Terms. As to any Part that is available “Upon Request and Additional Approval”, You are required to make a request to utilize that additional Part in writing Us (the “Commitment Increase Request Notice”), prior to Your submission of a corresponding Advance Request. After Our receipt of the Commitment Increase Request Notice, We will review information available to Us and conduct any legal and business due diligence deemed necessary by Us in connection with Our attempt to obtain Our requisite credit approvals. Our agreement to consider providing the additional Part is not, and is not to be construed as, a commitment, offer, or agreement to provide such additional Part.

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Part 2 Availability Milestone: Notwithstanding the foregoing, the Part 2 Commitment Amount shall become available upon confirmation reasonably satisfactory to Us that You have completed the Part 2 Milestone.

4.	HOW WILL YOU REQUEST ADVANCES

In addition to the requirements of Section 5 set forth below, You agree to follow the procedures listed below to have Us extend an Advance to You:

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You will submit to Us (by facsimile, mail or electronic mail) a completed Advance Request in the form attached as Exhibit B signed by Your Chief Executive Officer, President or Chief Financial Officer. The Advance Request shall be irrevocable.

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Such Advance Request must be submitted and received by Us no later than 5:00 p.m. PT five (5) Business Days prior to the last day of the applicable Availability Period. Any Advance Request submitted after 5:00 p.m. PT shall be considered received the following Business Day.

•	Each Advance Request will state a requested funding date that is at least five (5) Business Days after the date such Advance Request is submitted to Us.

After We check and approve the information You provide in the Advance Request, We will prepare and provide to You a Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by Your authorized officer and confirmation by Us that all conditions have been met, We will then advance the requested funds to You.

All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Promissory Note. You agree that We may rely on, and shall be fully protected in relying upon, any notice or Advance Request given by any person We reasonably believe to be Your Chief Executive Officer, President or Chief Financial Officer without the necessity of Our conducting an independent investigation, including Your contact person listed in the Table of Terms.

5.	CONDITIONS FOR US TO MAKE LOANS TO YOU

Our obligation to fund any Advance that You request under this Agreement is subject to satisfaction of each of the conditions set forth in Sections 4 and 18 and each of the following conditions:

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The representations and warranties in this Agreement shall be true, complete and correct in all material respects on and as of the date(s) We fund each Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true, complete and correct in all material respects as of such date; provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. Each Advance Request will constitute Your representation and warranty on the relevant Advance date as to the matters provided in Sections 11 and 12 and as to the matters set forth in the Advance Request.

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You shall be in compliance with all the terms and provisions set forth in this Agreement, each Promissory Note and each other Loan Document, and at the time of and immediately after such Advance: (a) no Default or Event of Default shall have occurred and be continuing, and (b) no fact or conditions shall exist that would (or would with the passage of time, the giving of notice, or both) constitute a Default or an Event of Default under this Agreement or any other Loan Document.

•	You shall provide Us with all appropriate assignments, notices and control agreements that are necessary to perfect or’ maintain Our first priority Lien in all of the Collateral.

•	You shall have paid to Us the entire amount of the Facility Fee then due and payable as indicated in the Table of Terms relating to the Part under which such Advance is funded.

•	No event or circumstance shall exist or have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

•	You shall have delivered to Us the Warrant Agreement on the Closing Date.

•	You shall submit to Us any other documents and other information that We may reasonably request.

Additional Advance Requirements.

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In addition to the above, (1) the aggregate outstanding amounts of all Advances under the Part 1 Commitment Amount shall not exceed $20,000,000 until such time as We have received confirmation reasonably satisfactory to Us that You have completed the Part 1 Milestone, and (2) if at the time of any Advance Request Your total outstanding accounts receivable due and owing to You are less than

$7,500,000, any such Advance amount shall be limited as follows: (a) if the aggregate outstanding amounts of all Advances is $10,000,000 or more, Zero Dollars ($0); (b) if the aggregate outstanding amounts of all Advances is less than $10.000,000, such Advance Request may not exceed the difference between $10,000,000 and the aggregate outstanding amounts of all Advances.

6.	YOU MAY PREPAY YOUR PROMISSORY NOTES

You may at any time prepay any Promissory Note in part or in full, without premium or penalty, by paying: (a) if in full, the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note; (b) the applicable End of Term Payment, prorated for any partial payment and (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment. If in part, such partial prepayment shall be applied to the scheduled installments under the applicable Promissory Note in the order of their maturities without reamortization of the monthly installments or the repayment schedule for the remaining principal balance and in addition, on the applicable Maturity Date, You shall pay the applicable percentage of the remaining End of Term Payment under the applicable Promissory Note.

7.	THE MAXIMUM RATE OF INTEREST; DEFAULT RATE

Maximum Rate of Interest. It is not Our intent to receive interest at a rate greater than the maximum rate permissible by law, which We shall call the “maximum rate”. If a court determines You have actually paid Us interest based on a rate that exceeds the maximum rate, then We shall apply the excess as follows: first, to the payment of the outstanding principal amount of the Secured Obligations; second, after all principal is repaid, to the payment of Our accrued interest and any other principal, interest, fees, costs or other amounts owed by You to Us in respect, of the Secured Obligations; and third, after all amounts owed by You to Us are repaid, the excess (if any) shall be refunded to You.

Default Interest. In the event that You do not pay any interest when due, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in the Table of Terms. Upon and during an Event of Default, all principal, interest or other amounts owed by You to Us shall bear interest at a rate per annum equal to the rate set forth in the Table of Terms plus five percent (5%) per annum (the “Default Rate”).

8.	YOU GRANT US A SECURITY INTEREST

You grant to Us a first priority (subject to Permitted Liens), continuing security interest in and Lien upon all of Your right, title and interest in each of the following whether now owned or hereinafter acquired and wherever located:

•	All Receivables;

•	All Equipment:

•	All Fixtures;

•	All General Intangibles;

•	All Intellectual Property;

•	All Inventory;

•	All Investment Property;

•	All Deposit Accounts;

•	All Cash;

•	All commercial tort claims, lf any, as listed on Exhibit C;

•	All Goods and personal property, whether tangible or intangible and whether now or hereinafter owned or existing, leased, consigned by or to or acquired and wherever located; and

•	To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, for rents, profits, and products of each of the foregoing.

All the above listed items will be collectively called the “Collateral”.

Notwithstanding anything herein to the contrary, “Collateral” shall not include (1) any rights or interest in any license, contract or agreement if under the terms of such license, contract or agreement or applicable law with respect thereto, the valid grant of a Lien therein to Us is prohibited as a matter of law or under the terms of such license, contract or agreement (including where the violation of any such prohibition would result in the termination of the applicable license, contract or agreement), and such prohibition has not been or is not waived or the consent of the other party to such license, contract or agreement has not been or is not otherwise obtained and (ii) the exclusions set forth above shall in no way be construed (A) to apply if any described prohibition is unenforceable under applicable laws, including Section 9-406, 9-407 or 9-408 of the UCC, (B) to apply after the cessation of any such prohibition, and upon the cessation of such prohibition, such license, contract or agreement shall automatically become part of the Collateral, (C) so as to limit, impair or otherwise affect Our continuing Lien upon any monies paid to You under any described license, contract or agreement (including any Accounts), or (D) to limit, impair or otherwise affect Our continuing Lien upon any proceeds from the sale, license, lease or other disposition of any such license, contract or agreement, or (2) more than 65% of the voting capital stock of any Foreign Subsidiary.

You may enter into a Working Capital Loan Facility (defined below) so long as the aggregate principal amount outstanding thereunder (including advances, bank services, letters of credit, and the like) at no time exceed $7,500,000 or following consummation of Your initial public offering (“IPO”), $10,000,000, upon receipt and review by Us of the final documentation relating to such Working Capital Loan Facility and execution of a customary intercreditor agreement between Us and the lender under the Working Capital Loan Facility, which intercreditor agreement will be in form and substance reasonably acceptable to Us and will provide that (a) the Working Capital Lender (as defined below) will have a first priority security interest in the Accounts and cash proceeds from Accounts (with a 45 day look back period), (b) the Working Capital Lender will have a second priority security interest in all other Collateral and (c) We will have a second priority security interest in all Collateral where the Working Capital Lender has a first priority security interest consistent with clause (a) above. As used in this Agreement “Working Capital Loan Facility” means a revolving line of credit provided by a bank, commercial lender, or other financial institution regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) (each, a “Working Capital Lender”), pursuant to which such Working Capital Lender makes advances based on the value of Your Accounts and subject to formula based advances and Your obligations thereunder are secured as set forth above.

9.	HOW AND WHAT WILL YOU PAY US

Payments. The first payment date for each Advance will be the first day of the month following the month in which the Advance was funded, unless that Advance is funded on the first Business Day of that month, in which case the first payment date shall be the Advance Date.

Each Promissory Note shall be due in monthly installments consisting of either (a) that number of months of interest only as indicated in the Table of Terms followed by the remaining payments of equal monthly installments, as indicated in the Table of Terms, of principal and interest, or (b) if no interest only payments that number of months as indicated in the Table of Terms of equal monthly installment of principal and interest or (c) if Option H that number of months of reduced principal payments as indicated in the Table of Terms followed by the remaining payments of equal monthly installments, as indicated in the Table of Terms, of principal and interest. All payments are payable on the first day of each month through the last payment date (unless that date falls on a weekend or national or California holiday in which event such payment shall be due on the previous business day). The outstanding balance of each Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date (as defined in the applicable Promissory Note), if not sooner paid in full.

Interest. The principal balance of each Promissory Note shall accrue interest at the percentage per year as indicated on Page 1 of this Agreement, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue in advance from the Advance Date.

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Interest Rate Adjustment. The Part 1 Commitment Amount and Part 2 Commitment Amount Interest Rates will be adjusted as follows: (a) if You consummate Your IPO on or before December 31, 2014 in which You obtain net offering proceeds, after deduction of all fees and commissions, of not less than $75,000,000, then effective the first month following such consummation, for the purpose of Interest accrual from and after such consummation, the Interest Rate on all outstanding Advances shall be reduced by one percent (1%) or (b) if You do not consummate Your IPO on or before December 31, 2014 or if consummated fail to obtain net offering proceeds, after deduction of all fees and commissions, of not less than $75,000,000, then effective January 1, 2015, for the purpose of Interest accrual from and after such consummation, the Interest Rate on all outstanding Advances shall be increased by one percent (1%).

Interim Payment. In the event an Advance is made on any day other than the first Business Day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Advance is funded.

Fees. You shall pay to Us the following fees and expenses:

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Facility Fees. On or before the Closing Date the Part 1 Facility Fee as indicated in the Table of Terms and as of the first date on which Part 2 becomes available (if at all), the Part 2 Facility Fee as indicated in the Table of Terms.

•	Unused Facility Fee. You shall pay the Unused Facility Fee, if any, as set forth in the Table of Terms.

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End of Term Payment. Upon the earlier of the expiration of the Loan Term or last payment date for any Promissory Note, the End of Term Payment in respect of such Promissory Note as indicated in the Table of Terms.

•	Audits and Inspections. So long as no Event of Default has occurred and is continuing there shall be no field audit or field audit charges.

Re-Borrowing. Except with respect to Advances made under Option I, Option J, Option K, Option L and Option M, any amounts that You repay on the Advances may not be re-borrowed. Advances made under Option I, Option J, Option K, Option L and Option M, may be repaid and re-borrowed until the applicable Maturity Date or, if later, the last day of the applicable Availability Period.

Flex-Option. During the Availability Period, upon Your written request and so long as no Default or Event of Default has occurred and is continuing, You may for any outstanding Advance elect one of the other payment structures under the Advance Options of the Table of Terms reduced by the number of months that have expired on the Advance under the current Option. Such request must be received no later than the 15th of any given month. You agree to execute an amendment to the Promissory Note for such Advance evidencing the new payment Option elected.

IPO Reduced Payment Option. If as of any date during the Loan Term, (i) You are current on ail payments that had been due and payable through such date, and (ii) no Default or Event of Default has occurred and is continuing as of such date, then You, at Your sole option and election, may provide Us with the following:

(a) written notice of Your planned IPO (the “IPO Notice”);

(b) evidence in the form of the filing of an S-l registration statement contemplating an IPO from which You reasonably expect to obtain net offering proceeds, after deduction of all fees and commissions, of not less than $75,000,000, and retention of at least one major underwriter (it being agreed that, without limitation, each of JPMorgan Chase & Co., Deutsche Bank USA, Barclays PLC and Bank of America Merrill Lynch, including their respective affiliates, constitute “major underwriters”); and

(c) receipt by Us of a fee equal to 1% of the outstanding principal amounts for all Promissory Notes.

As of the first day of the month following the satisfaction of each of the conditions set forth in the preceding sentence, then the following shall occur:

(A) the monthly installments of principal and interest that would otherwise be due and payable under each Promissory Note shall be reduced to an amount that is one-half of the amount of the fixed monthly installment that would otherwise be due and payable under such Promissory Note for a period equal to the lesser of (1) the remaining term of such Promissory Note or (2) six months (the “Reduced Payment Period”);

(B) at Your option, the deferred principal and interest may be paid (1) on the Maturity Date of the respective Promissory Note or (2) over the remaining Loan Term. In no event shall the Maturity Date of any applicable Promissory Note be extended; and

(C) amended and restated Promissory Notes shall be issued by You in favor of Us to evidence these reduced payment amounts and the repayment of the deferred amounts elected by You.

Upon the effectiveness of clauses (A) – (C) above, You may no longer provide an IPO Notice.

Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the first day of each month. You agree to fill out and execute the electronic funds transfer/automatic debit Authorization form that We provide. If We do not receive any payments from You within two (2) Business Days after they are due, You will pay a late charge on the overdue amount (provided that a late charge will not be due if such payments are not received due to an administrative or operational error by Us or as a result of the ACH System). The late charge will be equal to five percent (5%) of the amount then due for each month not paid when due and until such time as payment is received. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note.

10.	INSURANCE

So long as there are any Secured Obligations outstanding, You shall carry and maintain commercial general liability insurance, against risks customarily insured against in Your line of business. All such insurance shall be in form, with companies, and in amounts reasonably acceptable to Us. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. You must maintain a minimum of Two Million Dollars ($2,000,000) of commercial general liability insurance for each occurrence. So long as there are any Secured Obligations outstanding, You shall also carry and maintain insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire and windstorm in an amount not less than the full replacement cost of the Collateral. You shall also carry and maintain a fidelity insurance policy in an amount not less than One Million Dollars ($1,000,000) as a policy limit.

You shall submit to Us certificates of insurance, which reflect Your compliance with Your insurance obligations in the above paragraph and the obligations contained in this Section. Your insurance certificate shall state that We are an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance, and a loss payee for fidelity insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity insurance.

The certificates of insurance will state that coverage evidenced is primary and non-contributory to any insurance or Our self-insurance, and will further state that a mutual waiver of subrogation has been agreed to. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Us of cancellation. Any failure by Us to scrutinize such insurance certificates for compliance is not a waiver of any of Our rights, all of which are reserved.

11.	REPRESENTATIONS AND WARRANTIES FROM YOU

You represent and warrant that:

•	Collateral Title. You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

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Granting of Lien. You have the full power and authority to, and do grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens and shall execute such notices, assignments, and control agreements, in connection herewith as We may reasonably request to perfect and obtain the priority of Our Lien on the Collateral. Except for Permitted Liens, the Collateral is not subject to any Liens.

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Due Organization. You are a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware with corporate organization number 3937183 and are duly qualified as a foreign corporation in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

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Authorization, Validity and Enforceability. Your execution, delivery and performance of the Promissory Notes, this Agreement, all financing statements, all other Loan Documents, and all Excluded Agreements, (i) have been duly authorized by all necessary corporate action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents and each term and provision thereof are Your legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

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Litigation. Except as disclosed on Schedule 1, there are no actions, suits or proceedings at low or in equity or by or before any governmental authority now pending or, to Your knowledge, threatened against or affecting You or any of Your business, property or rights (i) which involve any Loan Document or Excluded Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate reasonably be expected to result in an event which individually or together with any other event, could have a Material Adverse Effect.

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Compliance with Applicable Laws. You are not in violation of any law, rule or regulation applicable to You or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

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Conflict. Neither this Agreement nor any other Loan Document (a) violates any provisions of Your articles or certificate of incorporation, or bylaws, or, in any material respects, any law, regulation, order, injunction, judgment, decree or writ to which You are subject or (b) conflicts with or results in the breach or termination of, constitutes a default under or accelerates or permits the acceleration of any performance required by, any material lease, agreement or other contract to which You are a party or by which You or any of Your property is bound.

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Further Consent. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority, or governmental body of the United States or any State or any political subdivision of the United States or any state.

•	Material Adverse Effect. Since March 31, 2013 through the Closing Date, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred or is continuing.

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Other Defaults. You are not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which You are a party or by which You or any of Your properties or assets are or may be bound, in each case where such default could result in an event which, individually or together with any other event, could reasonably be expected to have a Material Adverse Effect.

•	Other Agreement. You are not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of You to Us in connection with the negotiation of any Loan Document contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading (it being recognized by Us that projections and estimates as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any such projections and estimates may differ materially from projected or estimated results).

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Filing of Taxes. You have filed all required federal, state and local tax returns (or filed appropriate extensions for the filing of such returns), except to the extent such failure to file has not resulted in the creation of a Lien. Subject to Section 12, Paragraph “Taxes”, You have fully paid or You have reserved for and are contesting in good faith all taxes or installments (including any interest or penalties). You have fully paid or reserved for and are contesting in good faith all tax assessments that You have received for the 3 years preceding the Closing Date.

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ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Your failure to comply with ERISA that is reasonably likely to result in Your incurring any liability that could reasonably be expected to have a Material Adverse Effect.

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Hazardous Waste. None of Your properties or assets has ever been used by You or, to Your knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to Your knowledge, none of Your properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by You; and You have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment. You have at all times operated Your business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

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Operation of Business. You own, possess, have access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses permits, computer software and copyrights necessary for the operation of Your business as now conducted, with no known infringement of, or conflict with, the rights of others. You have taken reasonable measures to avoid liability from infringement by third parties using Your facilities, in particular that You have complied with the requirements of the Digital Millennium Copyright Act for notice and takedown, if applicable. You have at all times operated Your business in compliance in all material respects with all applicable provisions of the Federal Fair Labor Standards Act, as amended.

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Your Information. As of the execution of this Agreement, Your present name, former names (if any) used in the past 5 years, locations, and other information are correctly and completely stated on the Certificate of Perfection attached as Exhibit C.

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Intellectual Property. As of the execution of this Agreement, the Certificate of Perfection attached as Exhibit C contains a true, correct and complete list of each of Your Patents, Patent Applications, Patent Licenses, Trademark Registrations, Trademark Applications, Trademark Licenses, Copyright Registrations, Copyright Applications for Registration and Copyright Licenses, together with application, or registration numbers, as applicable.

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Accounts. As of the execution of this Agreement, the Certificate of Perfection attached as Exhibit C contains a true, correct and complete list of (a) all banks and other financial institutions at which You maintain Deposit Accounts and (b) institutions at which You maintain accounts holding Investment Property owned by You, and such Certificate of Perfection correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. None of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute, rule, or law in respect of such Collateral.

12.	YOUR COVENANTS TO US

So long as the Secured Obligations have not been fully and indefeasibly paid in cash in full or We have any obligation to make Advances, You covenant to the following:

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Legal Existence and Qualification. You will maintain Your, and each of Your Subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

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Compliance with Laws. You will, and will cause each of Your Subsidiaries to, comply with all laws (including, without limitation, environmental laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You, Your Subsidiaries or Your business, and with all material agreements (determined in accordance with Item 601(b)(10) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”)). to which You or any of Your Subsidiaries are a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Neither You nor any of Your Subsidiaries shall become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. You and Your Subsidiaries shall not fail to meet the minimum funding requirements of ER1SA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, or fail to comply in all material respects with the Federal Fair Labor Standards Act.

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Management Rights. Subject to Our confidentiality obligations hereunder, You will permit any of Our authorized representatives and Our attorneys and accountants on reasonable prior written notice to inspect, examine and make copies and abstracts of Your books of account and records at reasonable times and during normal business hours. In addition, We and Our agents, attorneys and accountants will have the right to meet at reasonable times and during normal business hours with Your management and officers to discuss such books of account and records. In addition, We will be entitled at reasonable times and intervals to consult with and advise Your management and officers concerning significant business issues. Such consultation shall not unreasonably interfere with Your business operations and shall in no event obligate You to take (or refrain from taking) any course of action. The Parties intend that the rights granted here shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation with respect to any business issues will not be deemed to give Us, nor be deemed an exercise by Us or control over Your management or policies. Notwithstanding the foregoing, We shall have no rights under this paragraph unless and until We have delivered to You an opinion of reputable counsel that such rights are necessary to avoid adverse regulatory consequences.

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Additional Documents and Assurances. You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents to perfect or give first priority to Our Lien on the Collateral (subject to Permitted Liens). You will from time to time obtain any instruments or documents as We may reasonably request, and take all further action that may be reasonably necessary, or that We may reasonably request, to carry out the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us. In addition, You authorize US to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all of Your assets or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. You hereby appoint Us as Your lawful attorney-in-fact to sign Your name on any documents necessary to perfect or continue the perfection of any Lien regardless of whether an Event of Default has occurred until all Secured Obligations (other than inchoate indemnity obligations) have been satisfied in full and We are under no further obligation to make Advances. Our foregoing appointment as Your attorney in fact, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances terminates.

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Protection of Our Lien. You will take or cause to be taken all actions reasonably necessary to protect and defend Your title to the Collateral and Our Lien on the Collateral. You shall at all times keep the Collateral, and the assets and properties of each of Your Subsidiaries, free and clear from any legal process or Liens whatsoever (except for Permitted Liens) and shall give Us prompt written notice of any legal process affecting the Collateral or the assets and properties of Your Subsidiaries, or any Liens (except for Permitted Liens) on the Collateral or the assets and properties of Your Subsidiaries.

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Maintenance of properties. You will maintain and protect Your properties, assets and facilities (and those of Your Subsidiaries), including Your equipment and fixtures, in good working order, repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all reasonably necessary and proper repairs, renewals and replacements and shall completely manage and care for Your property in accordance with prudent industry practices.

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Financial Statements. You will provide monthly and yearly financial statements in accordance with Section 18 of this Agreement, and such financial statements will, to the extent required by GAAP, include reports of any material contingencies (including commencement of any material litigation by or against You) or any other occurrence that could reasonably be expected to have a Material Adverse Effect.

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Audits and Inspections. If an Event of Default has occurred and is continuing, You will, during normal business hours, make the Inventory, Equipment, other Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is located and shall make Your log and maintenance records pertaining to the Inventory and Equipment available to Us for inspection. You will take all action necessary to correctly and completely maintain such books, records, logs, and maintenance records.

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Taxes. You will pay when due all federal income taxes, all state taxes imposed by Your state of organization and the state of Your principal place of business and all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against You, Us or the Collateral or upon Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom (excluding taxes imposed on Us based on Our net income or franchise taxes). You shall file on or before the due date (or such later date as to which applicable extensions have been duly requested) all federal, state and local tax returns including personal property tax returns in respect to the Collateral on or before the due date thereof (subject to any aforementioned extensions). Notwithstanding the foregoing, You may contest, in good faith and by appropriate proceedings, taxes, fees and other charges for which You maintain adequate reserves in accordance with GAAP.

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Intellectual Property. With regard to Intellectual Property owned by You, You will: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of Your Intellectual Property that is material to Your business; (b) promptly advise Us in writing of material infringements of Your Intellectual Property upon Your knowledge thereof; (c) not allow any Intellectual Property that is material to Your business to be abandoned, forfeited or dedicated to the public without Our written consent; and (d) for applications and registrations arising after the date hereof, give Us written notice of any applications or registrations of Your Intellectual Property, including the date of such filings and the applicable application or registration numbers within thirty (30) days after the end of each calendar quarter.

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Subsidiaries. If at any time, You create or acquire any Subsidiary, You and such Subsidiary will promptly notify Us of the creation or acquisition of such new Subsidiary and take all such action as We may reasonably require to cause such Subsidiary to guaranty the Secured Obligations and grant a continuing pledge and security interest in and to the assets of such Subsidiary, and You shall grant and pledge to Us a first priority, perfected security interest in the stock, units or other evidence of ownership of such Subsidiary; provided, however, such obligation shall not extend to any shares with aggregate voting rights in excess of 65% of the total voting rights of any Foreign Subsidiary that is not Material Foreign Subsidiary and no Foreign Subsidiary that is not a Material Foreign Subsidairy shall be required to guaranty the Secured Obligations or grant a security interest in any of its assets.

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Dispositions, Liens and Encumbrances. You will not, and You will not permit any of Your Subsidiaries to, transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets (or those of any Subsidiary), including Intellectual Property material to Your business, either voluntarily or involuntarily, without Our prior written consent, other than: (a) Permitted Liens, (b) sales of Inventory in the ordinary course of business, (c) sales of worn-out or obsolete Equipment not financed by Us provided that the fair market value of such Equipment does not exceed $100,000 in any fiscal year, and (d) transfers, sales or assignments of any property or assets for then-current fair market value, provided that the proceeds from any such transfer, sale or assignment are added, to Your (or any of Your Subsidiaries’) general operating accounts, in an aggregate amount not to exceed $500,000 in any fiscal year. In addition, without Our prior written consent, You will not, and You will not permit any of Your Subsidiaries to, enter into any agreement with any Person (other than Us) that restricts Your ability, or the ability of any of Your Subsidiaries, to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets or those of any of Your Subsidiaries, including Intellectual Property that is owned by You and which is material to Your business (it being agreed that “first look” and “first notice” obligations relating to r the sale of all or substantially all of Your assets shall be excluded from the foregoing). Without limiting the generality of the foregoing, You will not sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any Subsidiary.

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Mergers. Without Our prior written consent, You will not, and You will not permit any of Your Subsidiaries to, liquidate, dissolve or consummate any Merger Event, other than as permitted in this Agreement, except that a Subsidiary (i) may merger into You or another Subsidiary, or (ii) liquidate or dissolve, provided that its assets are transferred to You or Your Subsidiary; provided, further, that We will not unreasonably withhold Our consent to You consummating a Merger Event with or into any other Person so long as You or any surviving or successor entity (collectively the “Surviving Entity”) or the holder of 100% of the Surviving Entity’s equity or membership interests or units, as applicable, in the Merger Event is a company with a Moody’s Credit Rating of BAA3 or higher and (a) the Surviving Entity will execute an agreement containing an assumption by the Surviving Entity of the due and punctual payment and performance of all of Your Secured Obligations and performance and observance of each of Your covenants and agreements under the Loan Documents; (b) any corporate entity that directly or indirectly owns or controls more than 50% of the voting stock of the Surviving Entity has executed an unconditional guaranty of the Secured Obligations and other collateral documents requested by Us; (c) immediately after giving effect to such Merger Event, no Default or Event of Default shall have occurred and be continuing; and (d) the credit risk to Us, in Our sole discretion, of making loans to the Surviving Entity shall not be increased from the credit risk as of the Closing Date of making loans to You. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted to require Our consent to any Merger Event in respect of which all Secured Obligations will be satisfied in full as of or immediately following the consummation thereof in accordance with a payoff letter provided by Us (which letter shall be provided within three (3) Business Days of Your written request).

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Acquisitions. Prior to your IPO, You or Your Subsidiaries will not acquire all or substantially all of the capital stock or property of another Person (each, an “Acquisition”) without Our prior written consent. Notwithstanding the foregoing, (i) if there are no outstanding Advances, You may consummate any Acquisition, or (ii) so long as no Event of Default has occurred and is continuing or would result from consummation of such Acquisition, You may consummate any Acquisition (a “Permitted Acquisition”), without Our prior written consent, so long as:

(a) You provide Us with 7 days’ prior written notice of such Acquisition, including a reasonably detailed description thereof and on or prior to the date of such proposed Acquisition, We shall have received copies of the acquisition agreement and related documents (including financial information and analysis, financial projections, environmental assessments and reports, opinions, certificates and lien searches) and other information reasonably requested by Us;

(b) such Acquisition does not result in a right by any Person, whether or not exercised, to accelerate the maturity of any of Your Indebtedness;

(c) any assets acquired by You (or any Subsidiary of You) in such Acquisition shall be located in the United States or a foreign jurisdiction reasonably acceptable to Us (it being agree that the jurisdictions in which You operate Subsidiaries as of the date of this Agreement are acceptable to Us), and provided to Us as Collateral, and be free and clear of Liens (other than Permitted Liens);

(d) any Indebtedness (other than any Indebtedness that is otherwise permitted as Permitted Indebtedness hereunder) assumed in such Acquisition shall be unsecured and subordinated to Us as evidenced by a subordination agreement between Us and the other lender on terms acceptable to Us in our reasonable discretion;

(e) any subsidiary (other than a Foreign Subsidiary) that shall be created as result of, or in connection with, such Acquisition shall enter into a guaranty of the Secured Obligations and grant a continuing Lien on the assets of such subsidiary, and You shall enter into a stock pledge agreement pursuant to which You shall grant to Us a first-priority, perfected Lien on the stock, units or other evidence of ownership of such subsidiary (provided that any pledge of the equity interests in a Foreign Subsidiary shall be limited to a pledge of 65% of such subsidiary’s equity interests);

(f) the business or businesses acquired as a result of such Acquisition shall be in the same or similar line of business or reasonably related thereto as the business currently conducted by You;

(g) each of the representations and warranties made by You pursuant to this Agreement and each of the other Loan Documents shall be true, complete and correct in all material respects on and as of the date of the consummation of such Acquisition (except any such representations and warranties stated to be given as of a specific date other than the date of such Acquisition);

(h) immediately before and immediately after giving pro forma effect to any such Acquisition, You are Solvent.

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Compromise of Accounts. Without Our prior written consent, You will not (a) grant any material extension of the time or payment of any of the Receivables, or General Intangibles, except in the ordinary course of business and consistent with customary industry practice, (b) to any material extent, compromise, compound or settle the same for less than the full amount, except in the ordinary course of business and consistent with customary industry practice, (c) release, wholly or partly, any Person liable for the payment, except in the ordinary course of business and consistent with customary industry practice or (d) allow any credit or discount whatsoever other than trade discounts granted by You in the ordinary course of Your business and consistent with customary industry practice.

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Other Indebtedness. You will not, and You will not permit any of Your Subsidiaries to, incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement and the Permitted Indebtedness.

•	Investments. You will not, and You will not permit any of Your Subsidiaries to, directly or indirectly make any Investment other than Permitted Investments.

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Dividends and Distributions. You will not, without Our prior written consent, declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than (i) pursuant to repurchase plans upon an employee’s, consultant’s or director’s death or termination of service, (ii) pursuant to exercise of contractual rights of first refusal, provided that such exercise of rights of first refusal shall not exceed $250,000 per year or (iii) dividends paid solely in capital stock.

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Locations; Name Changes. You will not relocate Your chief executive office or principal place of business unless: (i) You have given Us no less than thirty (30) days prior written notice, (ii) such relocation shall be within the continental United States, and (iii) such relocation does not adversely affect the perfection or priority of Our security interest in any of the Collateral. You will not change Your name without providing Us at least 30 days’ advance written notice. You will not change Your type of organization or legal structure.

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Collateral Locations. You will not relocate any material item of the Collateral outside of the ordinary course of business unless such relocation does not adversely affect the perfection or priority of Our security interest in any of the Collateral, it being agreed that Our security interest will not be adversely affect with respect to any Collateral where You obtain and maintain acknowledgments, consents, waivers and agreements from: (a) the owner, Lien holder, mortgagee and landlord with respect to any real property on which such Collateral is located or (b) from any Person in possession of such Collateral, all in form and substance reasonably satisfactory to Us. Without limiting the foregoing, where the Collateral is covered by a negotiable Document (such as a warehouse receipt), You shall deliver to Us possession of such Document. In addition, You will obtain and maintain such acknowledgments, consents, waivers and agreements from: (i) the owner, Lien holder, mortgagee and landlord with respect to any real property on which Collateral with an aggregate value in excess of $250,000 is located and (ii) from any Person in possession of Collateral, as We may require, all in form and substance reasonably satisfactory to Us. Notwithstanding the foregoing and for the avoidance of doubt, We acknowledge that the following are within Your ordinary course of business and shall not require any acknowledgements, consents, waivers and agreements: (i) transfers of Inventory to Subsidiaries for the purpose of supporting and developing the business of such Subsidiary, (ii) relocation of up to an aggregate of $15,000,000 in Inventory to customers and potential customers and (iii) relocation of up to $1,000,000 in Inventory to one or more strategic partners or potential partners (determined on a per-partner basis).

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Line of Business. You will not engage in, or permit any of Your Subsidiaries to engage in, any business other than the business currently engaged in by You and Your Subsidiaries or reasonably related thereto.

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Change of Jurisdiction. You will not change Your state of organization unless You have obtained Our prior written consent, which consent shall not be unreasonably withheld. You must give Us no less than thirty (30) days prior written notice.

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Deposit and Investment Accounts. You will not maintain, or permit any of Your Subsidiaries to maintain, any Deposit Accounts or accounts holding Investment Property owned by You (or such Subsidiaries) except (i) accounts identified in the Certificate of Perfection attached as Exhibit C with respect to which We have a perfected security interest, and (ii) other accounts with respect to which We have a perfected security interest.

You will give Us prior written notice of the creation of any Deposit Accounts or accounts holding Investment Property.

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Transactions with Affiliates. You will not directly or indirectly enter into or permit to exist any material transaction with any of Your Affiliates except for (i) transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-affiliated Person or otherwise approved by a majority of Your disinterested directors in discharge of their fiduciary duties, and (ii) equity or unsecured bridge financings with Your existing investors or their Affiliates that are otherwise permitted under this Agreement, constituting (in the case of bridge financings) Subordinated Indebtedness as evidenced by a subordination agreement on terms acceptable to Us in Our reasonable discretion.

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Subordinated Indebtedness. You will not prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Advances), and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or amend any provision in any document relating to the Subordinated Indebtedness which would increase the amount thereof or adversely affect the subordination thereof to Secured Obligations owed to Us.

13.	YOU AGREE TO INDEMNIFY AND PROTECT US

You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Us or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated or any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, excluding in all cases, claims, costs, expenses, damages and liabilities to the extent resulting from Our gross negligence or willful misconduct.

14.	WHAT IS AN EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

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Payment. You do not pay any principal or interest under this Agreement, the Promissory Notes or any of the other related Loan Documents on any on the due date or You do not pay any fees, costs or other Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents within three (3) Business Days after the due date thereof; unless, in either case, any such failure was due to an administrative or operational error or as a result of the ACH System; or

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Covenant. You fail to perform any covenant or Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents, and You fail to cure such breach (to the extent that such breach is capable of being cured) within twenty (20) days after the earlier of (i) We give You written notice or (ii) Your actual knowledge of such default; or

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Adverse Change. Either (A) any event or circumstance occurs that would reasonably be expected (in context of Your business and operations as a whole) to have a material adverse effect on (i) Your ability to perform the Secured Obligations in accordance with the terms of the Loan Documents, including a material impairment of the prospect of repayment of any material portion of the Secured Obligations or Our ability to enforce Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (ii) the Collateral or Our Liens on the Collateral or the priority of such Liens in each case, determined on a consolidated basis among You and all Your Subsidiaries or (B) You fail to achieve at least 50% of the projected revenue in any revenue plan provided to us pursuant to Section 18 for any period set forth therein; provided that no Event of Default shall be deemed to be in effect as a result of clause (A) unless and until We have provided You with notice of such occurrence and You and Us have discussed in good faith a potential resolution for no less than ten (10) Business Days; or

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Misrepresentations. You or any Person acting for You makes any representation, warranty, or other statement in this Agreement, any other Loan Document, or any Excluded Agreement or in any writing delivered to Us to induce Us to enter this Agreement, any other Loan Document, or any Excluded Agreement, and such representation, warranty, or other statement is incorrect in any material respect when made, provided, however, that such materiality qualifier shall not be applicable to any representation, warranty or statement that already is qualified or modified by materiality in the text thereof (notwithstanding the foregoing, We agree that no Event of Default will be deemed to have been triggered by any breach of the representation in an Advance Request regarding a Material Adverse Effect as a result of any event or circumstance which was disclosed to Us prior to the completion of the funding contemplated by such Advance Request); or

•	Bankruptcy; Attachment; Other.

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You (i) assign Your assets for the benefit of Your creditors, (ii) become insolvent or become unable to pay Your debts as they become due, or You become unable to pay or perform Your obligations under the Loan Documents, (iii) file a voluntary petition in bankruptcy, (iv) file any petition, answer, or document seeking for Yourself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, (v) seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Yours or of all or any substantial part of Your assets or property, (vi) cease operation of Your business as Your business has normally been conducted, or terminate substantially all of Your employees, or (vii) You or Your directors or majority shareholders shall take any action initiating any of the foregoing actions described in this paragraph; or

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Either (i) thirty (30) days shall have expired after the commencement of an involuntary action against You seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting Your operations or the business being stayed; or (ii) a stay of any such order or proceeding shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) You shall file any answer admitting or not contesting the material allegations of a petition filed against You in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

•

Thirty (30) days shall have expired after the appointment, without Your consent or acquiescence, of any trustee, receiver or liquidator of Yours or of all or any substantial part of Your properties without such appointment being vacated; or

•

Agreements with Us. The occurrence of any default under any other Loan Document, any Excluded Agreement, or any other agreement between You and/or any of Your Subsidiaries and Us (other than any default embodied in or covered by any clause of this Section 14) and such default continues for more than twenty (20) days after the earlier of (i) We have given written notice of such default to You, or (ii) You have actual knowledge of such default; or

•

Other Agreements. The occurrence of any default (other than any default embodied in or covered by any other clause of this Section 14) that has not been cured or waived within any applicable grace period under any lease, loan, or other agreement or obligation of Yours involving any obligation which aggregates more than $250,000 which default could reasonably be expected to have a Material Adverse Effect (it being agreed that trade payables less than 60 days past due will not be deemed in default); or

•

Judgments. The entry of (a) any judgment or arbitration award against You involving an award in excess of $250,000 that could reasonably be expected to have a Material Adverse Effect that is not covered by insurance by a solvent insurance carrier that has confirmed coverage in writing, has not been, discharged, bonded or stayed on appeal within ten (10) days; or (b) any judgment or arbitration award against You in which You are enjoined, restrained or in any way prevented from conducting all or any material part of Your business or affairs; or

•

Change of Control. Except as otherwise permitted under this Agreement, the occurrence of any event or transaction, including the sale or exchange of outstanding shares of Your capital stock or the capital stock of any of Your Subsidiaries, or series of related events or transactions, resulting in (a) (prior to Your IPO only) the holders of such outstanding capital stock immediately before consummation of such event or transaction, or series of related events or transactions, do not, immediately after consummation of such event or transaction or series of related events or transactions, retain, directly or indirectly, capital stock representing at least 50% of the voting power of the surviving Person of such event or transaction or series of related events or transactions, in each case without regard to whether You or any of Your Subsidiaries are the surviving Person, (b) any Person or “group” (other than a Person that is a stockholder on the Closing Date) shall obtain “beneficial ownership” (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934), either directly or indirectly, of more than 25% of Your outstanding capital stock having the right to vote for the election of directors under ordinary circumstances, or (c) You cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Your Subsidiaries. Notwithstanding anything to the contrary herein, neither (i) Your issuance of capital stock to investors in connection with a bona fide round of equity financing (including the conversion of Subordinated Indebtedness in connection with such equity financing) for capital raising purposes nor (ii) Your IPO shall be deemed an Event of Default; or

•

Officers. The individuals holding the offices of Your Chief Executive Officer, President, or Chief Financial Officer as of the Closing Date shall for any reason cease to hold such offices or be actively engaged in Your day- to-day management, unless a successor is appointed within one hundred twenty (120) days of such cessation; or

•

Guaranty Documents. (a) Any guaranty of any Secured Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Secured Obligations or any Event of Default occurs under any security agreement and between Us and any Guarantor; (c) any event or circumstance described in paragraphs 5, 6 and 7 of this Section 14 occurs with respect to any Guarantor, or (d) the death, liquidation, administration, winding up, or termination of existence of any Guarantor (as applicable).

15.	WHAT HAPPENS UPON AN EVENT OF DEFAULT

If an Event of Default has occurred and is continuing. We can at Our option, and without notice to You:

•	Terminate our commitment to make any future Advances under this Agreement;

•	Terminate Our obligation to permit the principal, interest, fees, costs or other amounts owed by You to Us to remain outstanding;

•

Recover all sums due and accelerate and demand payment of all or any part of the principal, interest, fees, costs or other amounts owed by You to Us and declare them to be immediately due and payable (provided, that upon the occurrence of a default of the type described in the fourth paragraph of Section 14 (i.e. “Bankruptcy; Attachment; Other”), the Promissory Notes and all of the principal, interest, fees, costs or other amounts owed by You to Us shall automatically be accelerated and made immediately due and payable, in each case without any further notice or act). Upon and after an Event of Default, the unpaid principal and accrued interest on the Promissory Notes and advances and all outstanding principal, interest, fees, costs or other amounts owed by You to Us, including all reasonable professional fees and expenses, shall thereafter bear interest at the Default Rate;

•	Settle or adjust disputes and claims directly with Your account debtors for amounts, upon terms and in whatever order that We reasonably consider to be advisable;

•

Enter Your premises, without notice and process of law and in compliance with Your security requirements, to remove and repossess the Collateral without being liable to You for damages due to the repossession, except those resulting from Our or Our assignees’ negligence and charge You for the cost of repossession, storing and shipping the Collateral. With respect to any premises that You own, You hereby grant to Us a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Our rights or remedies provided herein, at law, in equity, or otherwise; and

•	Pursue any other remedy permitted by law, equity or otherwise.

We may exercise all rights and remedies with respect to the Collateral under this Agreement or the other Loan Documents or otherwise available to Us under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. You hereby grant to Us a license and right, to use, without charge, Your labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral. In connection with Our exercise of Our rights under this

Agreement and the other Loan Documents, each of Your rights under all licenses and all franchise agreements shall inure to Our benefit. All Our rights and remedies shall be cumulative and not exclusive.

In addition to the power of attorney granted in Section 12, effective only upon the occurrence and during the continuance of an Event of Default, You hereby irrevocably appoint Us (and any of Our designated officers, agents, attorneys or employees) as Your true and lawful attorney to: (a) send requests for verification of Receivables or notify account debtors of Our security interest in the Receivables; (b) endorse Your name on any checks or other forms of payment or security that may come into Our possession; (c) sign Your name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, schedules and assignments of Receivables, verifications of Receivables, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Your policies of insurance; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which We determine to be reasonable. Our appointment as Your attorney in fact, and each and every one of Our rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances hereunder is terminated.

16.	WHAT HAPPENS IF YOU ARE IN DEFAULT AND WE EXERCISE OUR REMEDIES

If an Event of Default has occurred and is continuing, We may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing in such order as We may elect. Any such sale may be made either at public or private sale at Your place of business or elsewhere. You agree that any such public or private sale may occur upon Our ten (10) calendar days’ prior written notice to you. We may require You to assemble the Collateral and make it available to Us at a place We designate that is reasonably convenient to Us. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

First, to Us in an amount sufficient to pay in full Our costs and reasonable professionals’ and advisors’ fees and expenses;

Second, to Us in an amount equal to the then unpaid amount of all the principal, interest, fees, costs or other amounts owed by You to Us in such order and priority as We may choose in Our sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the principal, interest, fees, costs or other amounts owed by You to Us, to any creditor holding a junior Lien on the Collateral, or to You or Your representatives or as a court of competent jurisdiction may direct.

17.	RESERVED.

[This Section Reserved.]

18.	DOCUMENTS YOU WILL PROVIDE US

Upon signing this Agreement You will provide Us with each of the following documents on or before the Closing Date:

•	Executed originals of this Agreement, and all other documents and instruments that We may reasonably require;

•	Secretary’s certificate of incumbency and authority;

•	Certified copy of resolutions of Your board of directors approving this Agreement, the associated Warrant Agreement and the other Loan Documents;

•	Certified copy of articles/certificate of incorporation and bylaws as amended through the Closing Date;

•	A certificate of good standing from Delaware and California of recent date;

•	Payment of the Facility Fee for the Part 1 Commitment Amount as denoted in the Table of Terms;

•	Your budget and business plan of the current fiscal year;

•	Executed Certificate of Perfection, attached as Exhibit C;

•	A favorable written opinion of Your legal counsel, addressed to Us and dated on the Closing Date, covering such matters relating to You and the Loan Documents as We shall reasonably request; and

•	Any such other documents as We may reasonably request.

So long as there are any unpaid principal, interest, fees, costs or other amounts owed by You to Us, or We have any obligation to make any additional Advances, You shall provide Us with:

Financial Statements. Within thirty (30) days after the end of each month (or, subsequent to Your IPO, within thirty (30) days after the end of each fiscal quarter), You will provide Us with (a) an unaudited income statement, statement of cash flows, and an unaudited balance sheet prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments) accompanied by a report detailing any material contingencies, and (b) prior to Your IPO, copies of all board packages delivered to Your board of directors in connection with board meetings or otherwise. Within one hundred eighty (180) days of the end of each fiscal year end, You will provide Us with audited financial statements accompanied by an audit report and an unqualified opinion (including no going concern comment or qualification other than a going concern comment or qualification related solely to You not having sufficient cash to support twelve (12) months of operation) of the independent certified public accountants. Within thirty (30) days prior to the end of each fiscal year, You will provide Us a budget and business plan for the next fiscal year. These statements should be emailed to Us at financials@triplepointcapital.com, or upon Our prior approval, facsimiled or mailed to Us at the address listed in the Table of Terms.

Upon Your IPO, any financial statement required to be furnished pursuant to this Section 18 shall be deemed to have been furnished on the date on which We receive notice that You have filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to Us without charge; provided, that You shall give notice of any such filing to Us. Notwithstanding the foregoing, You shall deliver paper or electronic copies of any such financial statement to Us if We request You to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by Us.

Certificate of Compliance. Within five (5) Business Days after the end of each calendar quarter, You will provide Us with a Certificate of Compliance in the form attached as Exhibit D.

19.	RIGHT TO INVEST

You grant Us (or at Our election, an Affiliate of Us) the right to invest up to Five Hundred Thousand and No/100 Dollars ($500,000), in Your Next Round or IPO, whichever occurs first, at Our sole discretion on the same terms and conditions as other investors in Your Next Round or in the case of Your IPO at the price to public. You agree to provide Us with at least ten (10) days prior written notice of the proposed date of the Next Round or IPO which notice shall include the final terms, conditions and pricing of the Next Round or IPO and copies of draft equity documents no later than two (2) Business Days prior to the closing of the Next Round or IPO. The foregoing Right To Invest shall survive any termination or expiration of this Agreement and be in full force and effect until the consummation of Your Next Round. We acknowledge that We will be required to execute the same documentation as other participants in Your Next Round as a condition to Our exercise of rights hereunder. If We do not exercise such rights as of the closing of the Next Round, they shall terminate in full. Our option to participate in the Next Round may not be assigned or otherwise transferred by Us without Your prior written approval. We acknowledge that Our right to participate in Your IPO will be granted under Your Direct Purchase Program and subject to the terms and conditions thereof.

20.	OTHER LEGAL PROVISIONS YOU WILL ABIDE BY

Continuation of Security Interest. This is a continuing agreement and the grant of the security interest and Lien hereunder shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the principal, interest, fees, costs or other amounts owed by You to Us are fully and finally paid in cash and We have no further obligation to make Advances. We shall file a termination statement and provide proof of filing to You within thirty (30) days after the full and final payment in cash of all of the principal, interest, owed by You to Us hereunder, reassigning to You, without recourse except for Our acts, the Collateral and all rights conveyed hereby and returning possession of the Collateral to You. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to Our other rights, powers and remedies.

Entire Agreement. This Agreement and associated Promissory Notes supersede all other oral or written agreements or understandings between the Parties concerning the Collateral. ANY AMENDMENT OF THIS AGREEMENT OR A PROMISSORY NOTE MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES.

Headings. Headings used in this Agreement are for reference and convenience of the Parties only and shall have no substantive effect in the interpretation of this Agreement.

No Waiver. No action taken by Us or You will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or Promissory Note. The waiver by Us of a breach of any provision of this Agreement or a Promissory Note will not operate or be construed as a waiver of any subsequent breach.

Survival of Obligations. The indemnification, obligations, representations and warranties contained in this Agreement, any Promissory Note or in any document delivered in connection with those agreements are for the benefit of the Parties and survive the execution, delivery, expiration or termination of this Agreement.

Tax Indemnification. Without limiting the generality of Section 13, You agree to Pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes imposed on or measured by Our net income or franchise taxes) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on You and Your permitted assigns (if any). You shall not assign Your obligations under this Agreement, the Promissory Notes or any of the other Loan Documents without Our express prior written consent, and any such attempted assignment shall be void and of no effect. You acknowledge and understand that We may sell and assign all or part of Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents to any person or entity to be known as assignee. After such assignment the term “We” “Us” and “Our” as used in the Loan Documents will mean and include such assignee, and such assignee will be vested with all Our rights, powers and remedies hereunder and shall have Our duties with respect to the interest that You have granted Us; but with respect to any such interest not so transferred, We shall retain all rights, powers and remedies. No such assignment will relieve You of any of Your obligations. Notwithstanding the foregoing, in no event shall any assignee have rights under Section 19 hereunder and in no event shall such assignee have rights under Section 18 without You prior written consent, such consent not to be unreasonably withheld. We agree that in the event of any transfer of the Promissory Note(s), We will denote on the Promissory Note a notation as to the portion of the principal and interest of the Promissory Note(s), which shall have been paid at the time of such transfer and the date of the transfer.

Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Promissory Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County. State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Promissory Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirments for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER

CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”), THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE EXCLUDED AGREEMENTS.

Professional Fees. You promise to pay or reimburse on demand, any and all reasonable professional fees and expenses incurred by Us whether before or after the execution of this Agreement in connection with or related to: the Loan Documents, the Excluded Agreements, or the Secured Obligations; the administration, collection, or enforcement of the Secured Obligations; amendment or modification of the Loan Documents and the Excluded Agreements; any waiver, consent, release, or termination under the Loan Documents or Excluded Agreements; the protection, preservation, sale, lease, liquidation, inspection, audit or disposition of, or other action related to, the Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to You or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to You, the Collateral, the Loan Documents, or the Excluded Agreements, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of Your estate, and any appeal or review thereof (provided, however, You shall not be liable for such fees and expenses in the event that You are the prevailing party). Our professional fees and expenses shall include fees or expenses for Our attorneys, accountants. auditors, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing Your promise to pay all of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement.

Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against You for liquidation or reorganization, if You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Your assets, or if any payment or transfer of Collateral is recovered from Us. The Loan Documents, the Secured Obligations and Our Lien on the Collateral shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Us in cash.

Notices. Any notice, request or other communication to either of the Parties by the other will be given in writing and deemed received upon the earlier of (1) actual receipt or (2) 3 days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the address set out in the Table of Terms, (3) 1 day after it is sent by courier or overnight delivery.

Applicable Law. This Agreement and any Promissory Note will have been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

Confidentiality. All financial information and other non-public information (other than any such information contained in periodic reports filed by You with the Securities and Exchange Commission) disclosed by You to Us shall be considered confidential for purposes of this Agreement and shall be used by Us solely for the purposes of this Agreement. In handling any confidential information, We will exercise the same degree of care that We exercise for Our own proprietary information, but disclosure of information may be made (i) to Our subsidiaries or Affiliates in connection with their business with You, (ii) to prospective transferees or purchasers of any interest in the Loans (provided, however, We shall obtain such prospective transferee’s agreement of the terms of this provision for Your benefit under an agreement provided to and enforceable by You and any purchaser shall be agreeing to assume the obligations hereunder and therefore agreeing to abide by the provisions hereof, including, without limitation, the provisions of this Section) and subject to Your prior written consent, such consent not to be unreasonably withheld, (iii) as We deem necessary to any bank, financial institution or other similar entity in connection with any diligence on Our loan portfolio as a whole, provided, however, that such bank, financial institution or other similar entity agrees in writing to maintain the confidentiality of such information for Your benefit under an agreement provided to and enforceable by You, (iv) to S&P, Moody’s, Fitch and/or other ratings agency; provided that such financial institution or ratings agency shall not be provided with any identifiable information of You, other than general aggregate information that does not identify You,) (v) as required by law, regulation, subpoena, or other order, provided that, if legally permitted, We shall deliver to You prior written notice prior to any such disclosure and shall cooperate with You to take such action as reasonably necessary to prevent such disclosure, (vi) to the extent required to be provided by any regulatory authority with valid jurisdiction over Our operations, (v) as required in connection with Our examination or audit and (viii) as We consider appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Our possession when disclosed to Us, or becomes part of the public domain after disclosure to Us; or (b) is disclosed to Us by a third party, if We do not know that the third party is prohibited from disclosing the information. Notwithstanding the above, You hereby consent to the use by Us of Your company name and logo for advertising, promotional and marketing purposes only. Such use may reference the type of credit facility but will not indicate the amount of the credit facility without Your prior written approval.

Termination. You may terminate this Agreement and Your obligations hereunder (other than obligations that expressly survive the termination of this Agreement) by giving Us an irrevocable written notice (which notice may state that such termination is subject to the satisfaction of the conditions to funding of any proposed financing by another Person or Persons) and paying to Us the outstanding principal amount of all Promissory Notes and all accrued interest thereon and the End of Term Payment with respect thereto, together with all other Secured Obligations then due and payable.

21.	DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Account” means any “account,” as such term is defined in the UCC, which You now own or acquire in or which You now hold or acquire any interest and in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) that You now own, receive or acquire or belonging or owing to You (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services that You render or from any other transaction, whether or not the same involves the sale of goods or services by You (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Your rights in, to and under all purchase orders or receipts now owned or acquired by You for goods or services, and all of Your rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to You under all purchase orders and contracts for the sale of goods or the performance of services or both by You or in connection with any other transaction (whether or not yet earned by performance on the part of You), now in existence or occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Advance” has the meaning given to it in Section 1.

“Advance Date” means the day on which We make an Advance to You.

“Advance Request” means any request for an Advance to be executed and delivered from time to time by You to Us in the form attached to this Agreement as Exhibit B.

“Affiliate” means, with respect to any Person, any Person that controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners, and members.

“Agreement” has the meaning given to it in the Preamble.

“Availability Extension Fee” means an amount equal to one percent (1%) of the Part 1 Commitment Amount and Part 2 Commitment Amount for whichever Part is subject to the Availability Extension.

“Availability Period” has the meaning set forth in the Table of Terms.

“Availability Period Extension Milestone” means You have achieved eighty percent (80%) of the projected revenue and operating loss (excluding stock-based compensation) for the previous trailing twelve (12) month period for the period ending as of the last day of the most recently ended quarter prior to the end of the applicable Availability Period (which quarter shall have ended not more than forty five (45) days prior) as set forth in the revenue plan provided to Us on the Closing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“Cash” means all cash, money, currency, and liquid funds, wherever held, which You own now, hold or acquire any right, title, or interest in.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Closing Date” means May 13, 2013.

“Collateral” has the meaning given to it in Section 8.

“Commitment Amount” has the meaning set forth in the Table of Terms.

“Commitment Increase Request Notice” has the meaning given to it in Section 3.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by You or in which agreement You now hold or hereafter acquire any interest, whether as licensor or licensee; provided, the term “Copyright License” shall not be deemed to include any non-exclusive object code software license agreement or any non-exclusive open source software license agreement.

“Copyrights” means all of the following now owned or acquired by You or in which You now hold or acquire any interest: (i) all copyrights and copyright rights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country, or pursuant to any convention or treaty; (ii) all registrations of, applications for registration. and recordings of any copyright rights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions of any copyrights and any registrations thereof; and (iv) any copyright registrations to be issued under any pending applications.

“Default” means any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to it in Section 7.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“End of Term Payment” has the meaning set forth in the Table of Terms.

“Equipment” means any “equipment,” as such term is defined in the UCC, and any and all additions, upgrades, substitutions and replacements thereto or thereof, together with all attachments, components, parts, accessions and accessories installed thereon or affixed thereto, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Event of Default” has the meaning given to it in Section 14.

“Excluded Agreements” means the Warrant Agreement.

“Facility Fee” has the meaning set forth in the Table of Terms.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with any of Your right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes, and replacements thereof, and all additions and appurtenances thereto any, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Foreign Subsidiary” means a Subsidiary that is not organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, includes proprietary or confidential information (other than Intellectual Property); business records and materials (other than Intellectual Property); customer lists; interests in partnerships, joint ventures, corporations, limited liability companies and other business associations; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification, now owned or acquired by You or in which You may now or hereafter have any interest.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Guarantor” means any Person who from time to time may guaranty or provide collateral or other credit support for all or any portion of the Secured Obligations.

“Indebtedness” means, of any Person, at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all obligations of such Person as lessee under capital leases as defined by GAAP as of the Closing Date; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that (A) such obligations remain performable solely at the option of such Person or (B) any such exchange or conversion is made solely for such capital stock; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes; trade secrets; inventions (whether or not patented or patentable); technical information, processes, designs, knowledge and know-how; data bases; models; drawings; websites, domain names, and URL’s, and all applications therefor and reissues, extensions, or renewals thereof; together with the rights to sue for past, present, or future infringement of any of the foregoing that are owned by You and the goodwill associated with the foregoing.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest, and, in any event, shall include, without limitation, all Goods and personal property that are held by or on Your behalf for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Your business, or the processing, packaging, promotion delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in Your constructive, actual or exclusive possession or is held by others for Your account, including, without limitation, all property covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interest or other securities of any Person, or any loan, advance or capital contribution to any Person.

“Investment Property” means any “investment property,” as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills and notes now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Letter of Credit Rights” means any “letter of credit right,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests in Intellectual Property, now held or acquired by You or in which You now hold or acquire any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan Documents” means this Agreement, the Promissory Notes, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, including those documents described on the Schedule of Documents attached hereto as Schedule 2, as the same may from time to time be amended, modified, supplemented or restated; provided, that the Loan Documents shall not include any of the Excluded Agreements.

“Loan Term” has the meaning set forth in the Table of Terms.

“Materials Adverse Effect” means a material adverse effect on (i) Your business, operations, properties, assets or financial condition, (ii) Your ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Our ability to enforce any of Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Our Liens on the Collateral or the priority of such Liens in each case, determined on a consolidated basis among You and all Your Subsidiaries.

“Material Foreign Subsidiary” means a Foreign Subsidiary which generates on a consolidated basis ten percent (10%) of the revenue generated for You and all Your Subsidiaries.

“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by You, or any of Your subsidiaries, with or into any other Person; (ii) any transaction (other than, after Your IPO, sales by Your stockholders), including the sale or exchange of outstanding shares of Your capital stock, or the capital stock of any of Your Subsidiaries, in which the holders of such outstanding capital stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital stock representing at least 50.0% of the voting power of the surviving corporation of such transaction or series of related transactions (or the parent corporation of such surviving corporation if such surviving corporation is wholly owned by such parent corporation), in each case without regard to whether You or any of Your subsidiaries are the surviving corporation, or (iii) the sale, license or other disposition of all or substantially all of Your assets (determined on a consolidated basis among You and all Your Subsidiaries). Notwithstanding anything to the contrary herein, neither (i) Your issuance of capital stock to investors in connection with a bona fide round of equity financing (including the conversion of Subordinated Indebtedness in connection with such equity financing) for capital raising purposes nor (ii) Your IPO shall be deemed a Merger Event.

“Next Round” means the first equity financing, or extension of an existing round of equity financing, occurring after the Closing Date, in which You issue preferred stock for aggregate gross cash proceeds of at least Two Million Dollars ($2,000,000) (with aggregate proceeds to include the amounts that the investors in such financing have committed to invest, in accordance with the terms of the financing documents after the initial closing under such documents and to exclude any amounts receivable upon, or attributable to, conversion or cancellation of indebtedness), whether in a single or multiple closings and whether in related or unrelated financings.

“Part 1 Milestone” means each of (i) the execution between You and Toshiba Corporation and/or any of its affiliated entities (collectively, “Toshiba”) of a commercial agreement regarding the supply and licensing of PCIe cards and (ii) the delivery by Toshiba to You, in connection with the execution of such commercial agreement, of not less than $20,000,000, whether in the form of additional investment, prepaid royalties or otherwise.

“Part 2 Milestone” means You have achieved eighty percent (80%) of the projected revenue and operating loss (excluding stock- based compensation) for the previous trailing twelve (12) month period for the period ending as of the last day of the most recently ended quarter (which quarter shall have ended not more than forty-five (45) days prior) and beginning no earlier than October 31, 2013, as set forth in the revenue plan provided to us on the Closing Date.

“Parts” has the meaning given to it in Section 3.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending in which agreement You now hold or acquire any interest, whether as licensor or licensee.

“Patents” means all of the following now owned or acquired by You or in which You now hold or acquire any interest: (a) all patents, or rights corresponding thereto, issued or registered in the United States or any other county, (b) all applications for patents, or rights corresponding thereto in, the United States or any other country; (c) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions of the foregoing patents and/or applications; (c) all patents to be issued under any of the foregoing applications; and (d) all foreign counterparts of the foregoing patents and/or applications.

“Permitted Indebtedness” means (a) indebtedness of You in favor of Us; (b) Indebtedness existing at the Closing Date and disclosed on Schedule 1; (c) Indebtedness incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business; (d) Indebtedness under the Working Capital Loan Facility so long as the aggregate outstanding amount thereof does not at any time exceed Seven Million Five Hundred Thousand ($7,500,000) prior to Your IPO or Ten Million Dollars ($10,000,000) after Your IPO; (e) Indebtedness not to exceed One Million Dollars ($1,000,000) in the aggregate incurred during the term hereof, secured by a Lien described in clause (vii) of the defined term “Permitted Liens”; provided that such Indebtedness does not exceed the purchase price of the specific Equipment financed with such Indebtedness; (f) Subordinated Indebtedness, and (g) Indebtedness incurred in connection with Permitted Acquisitions, (h) subsequent to Your IPO, Indebtedness in the form of deferred purchase price of Acquisitions approved by your Board of Directors and strategically relevant to Your business and (i) extensions, refinancing, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (f) above, provided that the principal amount thereof is not increased.

“Permitted Investment” means (a) Investments that are in existence on the Closing Date and disclosed on Schedule 1; (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency; (c) Permitted Subsidiary Investments; (d) Permitted Acquisitions, (e) subsequent to Your IPO, Acquisitions approved by Your Board of Directors and strategically relevant to the Your business, (f) Strategic Investments approved by Your Board of Directors and strategically relevant to the Your business; provided, however, that immediately prior to and after such Strategic Investment, You are Solvent; (g) loans to employees, officers or directors relating to the purchase of equity securities of You pursuant to employee stock purchase plan agreements approved by Your Board of Directors not to exceed $250,000 in any fiscal year; (h) repurchase of Your capital stock, to the extent permitted under Section 12, (i) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; (j) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $250,000 at any time; (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, (l) notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Your Affiliates, in the ordinary course of Your business and (m) joint ventures or strategic alliances consisting of the non-exclusive licensing of Intellectual Property, the development or co-development of technology or the providing of technical support, provided that in each such case, the cash Investment by You does not exceed $500,000) in the aggregate in any fiscal year.

“Permitted Liens” means any and all of the following: (i) Liens in Our favor, (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Your business and imposed without action of such parties, provided that the payment thereof is not yet required and that such Liens do not have priority over any of Our Liens; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (v) the following deposits, to the extent made in the ordinary course of Your business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (vii) purchase money Liens (including capital leases) securing Indebtedness not to exceed One Million Dollars ($1,000,000) (A) on Equipment acquired or held by You incurred for financing the acquisition of that Equipment, or (B) existing on Equipment when acquired by You, so long as, in each case, the Lien is confined to the specific Equipment and the proceeds of the Equipment; (viii) Liens in favor of the Working Capital Lender arising under the Working Capital Loan Facility as described Section 8 above; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (x) Liens in favor of financial institutions arising in connection with deposit or securities accounts held at such financial institutions, provided that such Liens only secure fees and service charges and customary chargebacks or reversals of credits associated with such accounts; (xi) Liens existing on the Closing Date and disclosed on Schedule 1; (xii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i), (vi), (vii) and (viii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase and (xiii) non-exclusive licenses (including covenants not sure), or non-perpetual exclusive licenses with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business, (it being agreed that non-exclusive licenses granted to Your strategic partners shall be deemed within the ordinary course of Your business so long as You retain the rights to commercialize Your material Intellectual Property).

“Permitted Subsidiary Investments” means Investments by You in Your Subsidiaries or Investments by one of Your Subsidiaries in another of Your Subsidiaries; provided, that (i) Investments not in the form of Intercompany Notes (as defined below) shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year, (ii) intercompany loans not to exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year of such loans shall be in the form of a demand note (“Intercompany Note”) evidencing any such intercompany indebtedness in a form and substance reasonably satisfactory to Us and such Intercompany Note shall be pledged and delivered to Us as additional Collateral for the Secured Obligations, and (iii) contributions of capital to Your any foreign Subsidiary as needed to satisfy applicable minimum capitalization requirements in such Subsidiary’s jurisdiction shall in all events be Permitted Subsidiary Investments. For the avoidance of doubt, payments to and among Subsidiaries made under cost-plus arrangements shall not be deemed Investments for purposes of this Agreement. “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Prepayment Fee” has the meaning given to it in Section 9.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, instruments, Cash or other proceeds payable to You from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to You from time to time with respect to any of the Collateral, (c) any and all payments (in any from whatsoever) made or due and payable to You from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of Yours against third parties (i) for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Promissory Note” has the meaning given to it in Section 2.

“PT” means Pacific Time.

“Receivables” means (i) all of Your Accounts, Instruments, Documents, Cash, Chattel Paper, Supporting Obligations, letters of credit, proceeds of a letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and related business records.

“Right To Invest” has the meaning set forth in the Table of Terms.

“Secured Obligations” means Your obligation to repay to Us all Advances (whether or not evidenced by any Promissory Note), together with all principal, interest, fees, costs, reasonable professional fees and expenses, and other liabilities or obligations for monetary amounts owed by You to Us, including the indemnity and insurance obligations in Section 10, 13 and 20 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against You, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Promissory Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of Your Indebtedness or obligations arising under or in connection with the Excluded Agreements.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater that the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less that the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability; provided, however, that deferred revenue shall not be considered a liability for the purposes of the foregoing.

“Strategic Investments” means, each of RiverMeadow Software, Inc. and Sureline Systems, Inc. and any additional minority equity investments made for bona fide strategic purposes.

“Subordinated Indebtedness” means Indebtedness (i) approved by Us and (ii) subordinated to the Secured Obligations on terms and conditions acceptable to Us, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Secured Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement approved by Us.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such

Person; provided, however, that for the avoidance of doubt, no Strategic Investment shall be deemed a Subsidiary so long as such company would not be deemed a “subsidiary” under GAAP.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or hereafter acquire any interest.

“Table of Terms” means the table of terms on Page 1, 2 and 3 of this Agreement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration in which agreement You now hold or hereafter acquire any interest, whether as licensor or licensee.

“Trademarks” means all of the following property now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registration, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents terms that are defined in the UCC and used herein or in the other Loan Documents shall have the meanings given to them in the UCC.

“Upon Request and Additional Approval” has the meaning given to it in Section 3.

“Unused Facility Fee” has the set forth in the Table of Terms.

“Warrant Agreement” means the Warrant Agreement dated the date hereof between the Parties issued in connection with this Agreement.

“Working Capital Lender” has the meaning given to it in Section 8.

“Working Capital Loan Facility” has the meaning given to it in Section 8.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to he followed by the words “without limitation,” the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

(Signatures to Follow)

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

BORROWER:	You:	VIOLIN MEMORY, INC.

	Signature:	/s/ Donald Basile

	Print Name:	Donald Basile

	Title:	President and CEO

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava

	Print Name:	Sajal Srivastava

	Title:	Chief Operating Officer

[SIGNATURE PAGE TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

Table of Exhibits and Schedules

Exhibit A	Promissory Note

Exhibit B	Advance Request

Exhibit C	Certificate of Perfection

Exhibit D	Certificate of Compliance

Schedule 1	Indebtedness and Liens

Schedule 2	Schedule of Documents

EXHIBIT A

PLAIN ENGLISH PROMISSORY NOTE

This is a Plain English Promissory Note dated                     , 20     by and between TRIPLEPOINT CAPITAL LLC, as lender, and VIOLIN MEMORY, INC., as borrower. The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to VIOLIN MEMORY, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND VIOLIN MEMORY, INC.

This Promissory Note is the Promissory Note referred to in, and is executed and delivered in connection with, the Plain English Growth Capital Loan and Security Agreement dated as of May 13, 2013 by and between the Parties, as the same may from time to time be amended, modified or supplemented in accordance with its terms (the “Loan Agreement”), and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

PROMISSORY NOTE INFORMATION

Facility Name Growth Capital Loan Facility	Facility Number 0803-GC-0	Promissory Note Number 0803-GC-0 -0	$	Principal Amount

Payment Amount $	Loan Term months	Interest Rate [Prime + %], subject to adjustment as set forth in the Loan Agreement.	$	End of Term Payment [ %]

Interim Payment $	Funding Date , 20	First Payment Date , 20		Maturity Date , 20

CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name Violin Memory, Inc.	Central Billing Address 685 Clyde Avenue Mountain View, CA 94043	Contact Person Cory Sindelar, CFO Tel: Fax: email: csindelar@vmem.com

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Plain English Promissory Note (this “Promissory Note”) at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Plain English Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of         /100 Dollars ($        ) together with interest at     percent (    %) per annum from the date of this Promissory Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us an amount equal to         percent (    %) of the principal amount of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	VIOLIN MEMORY, INC.

Signature:

Print Name:

Title:

EXHIBIT B

ADVANCE REQUEST

To:	TRIPLEPOINT CAPITAL LLC	Date:
2755 Sand Hill Road Ste 150
Menlo Park, CA 94025
Attention: Customer Administrations
Fax (650) 854-1850

VIOLIN MEMORY, INC., (“We” or “Us”), hereby request from TRIPLEPOINT CAPITAL LLC (“You”) an Advance in the amount of ($        ) on                     ,        (at least ten (10) Business Days from today) pursuant to the Plain English Growth Capital Loan and Security Agreement between the Parties (the “Loan Agreement”).

We hereby elect the following Option:        (Indicate Option A-R)

We hereby represent and warrant that Our outstanding accounts receivable due and owing to Us is $7,500,000 or greater.        [Initial]

We instruct You to please:

(a)	Issue a check payable to Us

Or

(b)	Transfer Funds to our account

    Bank:

    Address:

    ABA Number:

    Account Number:

    Account Name:

We further represent, warrant and certify that:

•	No event or circumstance has occurred or exists which individually or together with any other event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect;

•

The representations and warranties set forth in the Loan Agreement and in the associated Plain English Warrant Agreement are and shall be true, complete and correct in all material respects on and as of the date the requested Advance is funded with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true, complete and correct in all material respects as of such date), provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

•	We are in compliance with all covenants set forth in Section 12 of the Loan Agreement.

•	We are in compliance with all the terms and provisions set forth in any document related to this Advance (including, without limitation, Sections 4 and 5 of the Loan Agreement);

•

As of the date hereof and the date of the funding of the requested Advance, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both, would) constitute an Event of Default under the Loan Agreement;

•

We understand and acknowledge that You have the right to review the financial information supporting this representation and based upon such review in Your sole discretion You may decline to fund the requested Advance; and

•

The Certificate of Perfection executed on                     , 20    , is true and correct as of the date of this Advance Request. [Attach an updated Certificate of Perfection as needed and insert the date that the Certificate of Perfection was executed on].

Executed this        day of                    ,        by:

YOU:	VIOLIN MEMORY, INC.

Signature:

Print Name:

Title:

EXHIBIT C

CERTIFICATE OF PERFECTION

This Certificate of Perfection shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of May 13, 2013 by and between TRIPLEPOINT CAPITAL LLC and VIOLIN MEMORY, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Perfection shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, VIOLIN MEMORY, INC. hereby certifies, represents and warrants the following as of the date set forth below the signature to this Certificate of Perfection:

1.	Our current name and organizational status is as follows:

Name:	Violin Memory, Inc.
Type of Organization:	Corporation
State of Organization:	Delaware
Organization File Number:	3937183
Federal Employer Tax	20-3940944
Identification Number:

2.	Five (5) years prior to the date of this Certificate of Perfection, We did not do business under any other name or organization or form except the following:

Name:	Violin Technologies, Inc.
Type of Organization:	Corporation
State of Organization:	New Jersey

Organization File Number:
Federal Employer Tax	20-3940944
Identification Number:

Dates of Existence:	2005-2007

3.	Our fiscal year ends on January 31.

4.	Our current locations and the locations of all the Collateral are:

Chief Executive Office:	685 Clyde Avenue Mountain View, CA 94043

Principal Place of Business:	685 Clyde Avenue Mountain View, CA 94043

Locations of Collateral:	685 Clyde Avenue (Approx. $3M of inventory as of 4/30/13) Mountain View, CA 94043

Flextronics, Inc. (Approx. $9M of inventory) 777 Gilbraltar Drive Milpitas, CA 95035

Aeronet (Approx. $6M of inventory) 850 Mitten Road Burlingame, CA 94010

5.	The following is a list of any and all of Our Affiliates and subsidiaries:

Name:	Violin Memory Federal Systems, Inc. (“VMFS”)
Violin Memory EMEA Limited (“EMEA”)
Violin Memory Singapore Pre. Ltd. (“Singapore”)
Violin Memory K.K. (“K.K.”)
Violin Memory China WOFE (“China”)
Type of Organization:	Corporations
State (or Jurisdiction) of Organization:	Delaware, United Kingdom, Singapore, Japan and China, respectively
Organization File Numbers:	VMFS – 5191071
EMEA – 7710386
Singapore – 201211186G
K.K. – 0104-01-100587
China – 110000450228524
Federal Employer Tax Identification Number:	VMFS – 80-0852958
Your Ownership Interest:	Each of VMFS, EMEA, Singapore, K.K. and
China are 100% wholly-owned by the Company

6.	We currently maintain Deposit Accounts, other accounts holding Investment Property owned by Us, and electronic accounts (such as PayPal or similar accounts) as follows:

Bank Name/Address	Account Holder Name	Account (Type & Number)
Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	Violin Memory, Inc.
Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	Violin Memory, Inc.
Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	Violin Memory, Inc.
Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	Violin Memory, Inc.
Natwest Bank 135 Bishopsgate London EC2M 3UR United Kingdom	Violin Memory EMEA Ltd.

Cash funding for other foreign subsidiaries is managed on an as needed basis via client trust accounts maintained by Tricor and other payroll and accounting services providers.

7.	We currently have the following commercial tort claims: Litigation with GCA Saviaan Advisors, LLC (see Schedule 1 for more information).

8.	Attached is a current listing of all of Our Patents, Patent Applications, Patent Licenses, Trademark Registrations, Trademark Applications, Trademark Licenses, Copyright Registrations, Applications for Copyright Registration and Copyright Licenses. Please see attached schedules.

VIOLIN MEMORY, INC.

Signature:

Print Name:

Title:

Date:

EXHIBIT D

CERTIFICATE OF COMPLIANCE

This Certificate of Compliance shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of May 13, 2013 by and between TRIPLEPOINT CAPITAL LLC and VIOLIN MEMORY, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Compliance shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, VIOLIN MEMORY, INC. hereby certifies, the following as of the date set forth below the signature to this Certificate of Compliance:

•	We are in compliance as of the date of this Certificate of Compliance with all required covenants unless otherwise noted and attached to this Certificate of Compliance.

•

Except as noted an attached disclosure schedule, as of the date of this Certificate of Compliance all representations and warranties in the Loan Agreement are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true as of such date).

Disclosure schedule with respect to the representations and warranties in the Loan Agreement:

None

See attached

•	Except as noted in an attached updated Certificate of Perfection, the Certificate of Perfection executed on , 20 , is true and correct as of the date of this Certificate of Compliance.

Updated Certificate of Perfection:

None

See attached

VIOLIN MEMORY, INC.

Signature:

Print Name:

Title:

Date:

SCHEDULE 1

INDEBTEDNESS AND LIENS

Creditor	Type of Credit Facility	Security Interest/Lien Granted	Outstanding Amount
None.

LITIGATION

On August 22, 2012, GCA Savvian Advisors, LLC (“Savvian”) filed suit against the Company in the San Francisco County Superior Court, alleging breach of contract under a financial advisory services agreement. Savvian seeks payment of $6.1 million for services rendered, as well as interest, damages and attorney’s fees. On November 2, 2012, the Company filed a response denying Savvian’s allegations and a complaint against Savvian for fraud, breach of fiduciary duty, negligent representation and breach of contract.

From time to time, the Company may be involved in settling disputes related to employment matters. To date, these have not been material in nature.

SCHEDULE 2

(SCHEDULE OF DOCUMENTS)

SCHEDULE OF DOCUMENTS – VIOLIN MEMORY, INC.

LENDER	TRIPLEPOINT CAPITAL LLC
LENDER’S COUNSEL (“LC”)	KEVIN THORNE & KERRIE DUNSTAN
BORROWER	VIOLIN MEMORY, INC.
BORROWER’S COUNSEL (“BC”)	JEFF ENGERMAN, GUNDERSON ET. AL.
ITEMS COMPLETED	“XX”

Capitalized Terms used herein and otherwise not defined have the meanings ascribed to them in the Loan and Security Agreement.

Items in bold indicate items to be prepared or obtained by the Borrower or the Borrower’s counsel

Item	Resp. Party	Status
I. PRINCIPAL LOAN DOCUMENTS

1. Growth Capital Loan and Security Agreement, executed by Borrower and Lender, together with:	LC/BC	XX

1.1 Disclosure Schedules	BC	XX

1.2 Exhibits	LC/BC	XX

2. Warrant Agreement, 0803-W-01 executed by Borrower and Lender	LC/BC	XX

3. Secured Guaranty, Violin Memory Federal Systems, Inc.	LC	XX

II. SECURITY DOCUMENTS

4. Pledge Agreement executed by Parent and Lender, pledging Shares of: (a) Violin Memory Federal Systems, Inc.	LC/BC	XX

4.2 Schedules 4.3 Stock Power	BC	XX

5. Charge Over Shares executed by Parent, UK Subsidiary and Lender pledging charge over shares of: (a) Violin Memory EMEA Ltd.		XX

5.2 Schedules 5.3 Stock Transfer Form		XX

6. Certificates of Perfection executed by all Borrower and Guarantor(s)	BC	XX

7. Intellectual Property Security Agreement, together with	LC/BC	XX

Schedules for: Borrower

8. Intellectual Property Security Agreement, together with Schedules for: US Guarantor	LC/BC	XX

9. Deposit Account Control Agreements executed by Borrower, Subsidiaries, Lender and Bank:

9.1 Silicon Valley Bank	LC/BC	In process

10. Landlord Waivers executed by the landlords party to the leases for the following locations:

(a) 685 Clyde Ave., Mountain View, CA	LC/BC	XX

11. Co-Location Agreement, executed by the bailee(s) for the following location(s) if Necessary:

(a) [US Locations]	LC/BC	Post-Closing

12. Bailee Letters, executed by bailees for the following inventory locations:

(a) [US Locations]	LC/BC	Post-Closing

III. DUE DILIGENCE

13. Legal Due Diligence Questionnaire (Borrower)	BC	XX

14. Pre-Closing Lien Search Reports detailing the searches in those jurisdictions listed on Exhibit A attached hereto and a summary thereof	LC/BC	See Exhibit A

IV. ANCILLARY DOCUMENTS

15. ACH Direct Payment Form	BC	XX

16. Advance Request	BC	@ time request

17. Proposal Letter among the Borrower and Lender	LC/BC	XX

18.    Insurance Policies/Certification naming Lender as additional insured/loss payee

-        General Liabilities – (Additional Insured)

-        Property Insurance – (Additional Insured/Loss Payee)

*       Endorsements must accompany each Certificate.

	BC	XX

19. Termination Statements for :	BC	n/a

20. Facility Fee, Part 1: $400,00 at Closing Date; Part 2: $100,000 upon availability	BORROWER	XX

21. Legal Fees, $10,000	BORROWER	XX

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22. Diligence Fees, $12,000	BORROWER	XX

23. Commitment Deposit, $75,000	BORROWER	Rec’d 4/15/13

V. ORGANIZATIONAL DOCUMENTS

24. Borrower

24.1 Secretary’s Certificate (including incumbency)	BC	XX

(a) Exhibit A – Certificate of Incorporation certified by the Secretary of State of Delaware

(b) Exhibit B – By-Laws, as amended through the Closing Date

(c) Exhibit B – Resolutions (re: Loan Documents; Warrant Agreement)

24.2 Good Standing Certificates (tax and corporate) from:	BC	XX

i. Delaware

ii. California

25. US Guarantor

25.1 Secretary’s Certificate (including incumbency)	BC	XX

(a) Exhibit A – Certificate of Incorporation certified by the Secretary of State of Delaware

(b) Exhibit B – By-Laws, as amended through the Closing Date

(c) Exhibit B – Resolutions (re: Secured Guaranty)

25.2 Good Standing Certificates (tax and corporate) from:	BC	XX

iii. Delaware

iv. California

VI. LEGAL OPINIONS

26. Opinion of Borrower’s Counsel re: Credit Facility	BC	XX

VII. EQUITY DOCUMENTS

27. Series D Preferred Stock Purchase Agreement	BC	XX

28. Investors’ Rights Agreement	BC	XX

29. Capitalization Table	BC	XX

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30. 409A Valuation Report	BC	XX

VIII. POST CLOSING OBLIGATIONS

31. File UCC Financing Statements	LC	XX

32. Post-Filing UCC Searches	LC	XX

33. File Intellectual Property Security Agreements	LC	XX

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EXHIBIT A

Pre-Closing Lien Search Reports

Search Jurisdictions	Debtor	Received?
Delaware	Violin Memory	Yes; 1 Equip Specific Filing
Delaware	Violin Technologies	Yes; Clean
Delaware	Violin Memory Federal Systems	Yes; Clean
California	Violin Memory	Yes; Clean
California	Violin Technologies	Yes; Clean
California	Violin Memory Federal Systems	Yes; Clean

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